  As filed with the Securities and Exchange Commission on September 27, 1996
                                                                File No. 33-3112
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     Under

                          THE SECURITIES ACT OF 1933
                          __________________________

                          THE L. S. STARRETT COMPANY
            (Exact name of registrant as specified in its charter)

          MASSACHUSETTS                                         04-1866480
      (State or other jurisdiction                           (I.R.S. Employer
   of incorporation or organization)                         Identification No.)

                              121 CRESCENT STREET
                          ATHOL, MASSACHUSETTS 01331
         (Address of principal executive offices, including zip code)
                           _________________________

                           THE L.S. STARRETT COMPANY
                           401(K) STOCK SAVINGS PLAN
                           _________________________
                           (Full title of the plan)

          Roger U. Wellington, Jr.                Peter MacDougall
          The L. S. Starrett Company              Ropes & Gray
          121 Crescent Street                     One International Place
          Athol, Massachusetts 01331              Boston, Massachusetts 02110
          (508) 249-3551                          (617) 951-7000

                           _________________________

(Name, Address and Telephone Number, including Area Code, of Agents for Service)


                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
Title of            Amount        Proposed       Proposed       Amount of
securities          to be         maximum        maximum        registration
to be               registered    offering       aggregate      fee
registered/(1)/                   price per      offering
                                  share/(2)/     price/(2)/
- --------------------------------------------------------------------------------
Class A and B       800,000 shs.  $23.875        $19,100,000    $6,586.21
Common Stock,
par value $1.00
- --------------------------------------------------------------------------------

/(1)/ In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

/(2)/ Pursuant to Rule 457, the proposed maximum offering price per share is based on the average of the high and low prices of the L.S. Starrett Company Class A Common Stock reported on the New York Stock Exchange, Inc. on September 24, 1996.
================================================================================

                 Page 1 of 82 pages.  Exhibit Index on page 9.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of Registrant information, and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The L. S. Starrett Company (the "Company" or the "Registrant") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

        The Registrant incorporates the following documents herein by reference:

(a) The Company's Form 10-K for the fiscal year ended June 29, 1996, as filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) The latest annual report of The L.S. Starrett Company 401(k) Stock Savings Plan (the "Plan") filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company document referred to in (a) above.

(d) The description of the Company's Class A and Class B Common Stock, $1.00 par value (the "Common Stock"), contained in the Company's Registration Statements and subsequent reports filed under the Exchange Act.

All documents subsequently filed by the Registrant or the Plan pursuant to
Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.
        -------------------------

        Both the Company's Class A and Class B Common Stock are registered under
Section 12 of the Exchange Act.

        Holders of Class A and Class B Common Stock are entitled to receive dividends when and if declared by the Board of Directors of the Company. No cash dividends, however, may be declared on the Class B Common Stock unless cash dividends of at least an equal amount are declared and paid on the Class A Common Stock. In addition, no dividends payable in stock or property (other than cash) shall be declared or paid on either the Class A or Class B Common Stock unless an equal per share dividend of stock or property is declared and paid on the shares of the other class.

        The Common Stock does not have cumulative voting rights. Every holder of Class A Common Stock is entitled to one vote on all matters for each share held and every holder of Class B Common Stock is entitled to ten votes on all matters for each share held. Except as otherwise required by law or the Articles of Organization of the Company, the holders of Class A and Class B Common Stock vote together as a single class, subject to any voting rights which may be granted to holders of any series of Preferred Stock.

        At every meeting of the stockholders called for the election of directors, the holders of Class A Common Stock, voting as a class, are entitled to elect 25% of the number of directors to be elected at such meeting, and if 25% of such number of directors is not a whole number, then the holders of Class A Common Stock, voting as a class, are entitled to elect the next higher whole number of directors to be elected at such meeting but in any event are entitled to elect at least one director at such meeting, and the holders of Class B Common Stock have no voting rights with respect to the election of such directors. The holders of Class A Common Stock and Class B Common Stock, voting as a single class, are entitled to elect the remaining directors to be elected at such meeting.

        The vote of two-thirds of the Class A and Class B Common Stock outstanding and entitled to vote, voting together as a class, shall be necessary for approval of any agreement of consolidation or merger entered into by the Company pursuant to the provisions of Section 78 or Section 79 of Chapter 156B of the General Laws of The Commonwealth of Massachusetts.

        Holders of the Common Stock are entitled in liquidation to pro rata distribution of assets available for distribution to the stockholders after payment of debts and expenses of liquidation. No holder of Common Stock has any pre-emptive right to subscribe to any additional shares of any class of stock. Each share of Class B Common Stock may at any time be converted into a share of Class A Common Stock. Otherwise, there are no conversion rights, sinking fund or redemption provisions relating to the Common Stock. Outstanding shares of Common Stock are fully paid and non-assessable. The Class B Common Stock is not transferable except in certain limited circumstances including a transfer to the holder's spouse or to a lineal descendant of the holder.

        The Company has a stockholder rights plan to protect stockholders from attempts to acquire the Company on unfavorable terms not approved by the Board of Directors. Under certain circumstances, the plan entitles each Class A or Class B share to additional shares of the Company or an acquiring company, as defined, at a 50% discount to market. Generally, the rights will be exercisable if a person or group acquires 15% or more of the Company's outstanding shares. The rights trade together with the underlying common stock, can be redeemed by the Company for $.01 per right and expire in the year 2000.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

        Peter MacDougall, a partner in Ropes & Gray, is Clerk to the Company.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

        The Company's By-Laws provide that the Company shall, to the extent legally permissible, indemnify each of its directors or officers against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been determined as provided in the By-Laws not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company.

        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

        The Company has purchased Reimbursement for Directors and Officers Liability Insurance and Directors and Officers Liability Insurance.

Item 7. Exemption From Registration Claimed.
        -----------------------------------

        Not applicable.

Item 8. Exhibits.
        --------

Number                            Title of Exhibit
- ------                            ----------------

 4.1                401(k) Stock Savings Plan.

 5.1                Opinion of Ropes & Gray.

 5.2 Determination Letter of Internal Revenue Service as to Qualified Status of Plan.

 9                  401(k) Stock Savings Plan Trust Agreement.

 23.1               Consent of Deloitte & Touche LLP.

 23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

 24.                Powers of Attorney (included on signature page).

Item 9. Undertakings.
        ------------

        (a)    The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
        (i) to include any prospectus required by Section 10(a)(3) of the Act,
        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
                                --------  -------

        (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
                ---- ----

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
- ----

        (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athol, The Commonwealth of Massachusetts, on September 26, 1996.

                                        THE L. S. STARRETT COMPANY


                                       By  /s/ Douglas R. Starrett
                                           ----------------------------
                                           Douglas R. Starrett
                                           Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Douglas R. Starrett, Roger U. Wellington, Jr. and Peter MacDougall, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

Signature                           Capacity in Which Signed             Date
- ---------                           ------------------------             ----
/s/ Douglas R. Starrett             Chief Executive Officer and          September 26, 1996
- ------------------------------      Director (principal executive
Douglas R. Starrett                 officer)


/s/ Douglas A. Starrett             President and Director               September 26, 1996
- ------------------------------
Douglas A. Starrett

/s/ Roger U. Wellington, Jr.        Treasurer and Chief Financial        September 26, 1996
- ------------------------------      Officer and Director (principal
Roger U. Wellington, Jr.            financial officer)


/s/ Steven G. Thomson               Chief Accounting Officer             September 26, 1996
- ------------------------------
Steven G. Thomson

/s/ William S. Hurley               Director                             September 26, 1996
- ------------------------------
William S. Hurley

     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athol and the Commonwealth of Massachusetts, this 26th day of September, 1996.

                                        THE L.S. STARRETT COMPANY
                                        401(k) STOCK SAVINGS PLAN



                                        By:

                                             /s/Douglas A. Starrett
                                        --------------------------------
                                                Douglas A. Starrett

                                             /s/Roger U. Wellington, Jr.
                                        --------------------------------
                                                Roger U. Wellington, Jr.

                                 EXHIBIT INDEX

Number                 Title of Exhibit
- ------                 ----------------
  4.1     401(k) Stock Savings Plan.

  5.1     Opinion of Ropes & Gray.

  5.2     Determination Letter of Internal Revenue Service
          As to Qualified Status of Plan.

  9       401(k) Stock Savings Plan Trust Agreement.

  23.1    Consent of Deloitte & Touche LLP.

  23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

  24.     Powers of Attorney (included on Signature Page).